RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2004-QS6 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-QS6

           $ 1,624,983                  0.00%            CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                    Prospectus Supplement dated May 21, 2004
                                       to
                       Prospectus dated September 25, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated May 21, 2004.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 1, 2005 against payment therefore in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the and Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                        CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                               WEIGHTED
                                             NUMBER OF                  PERCENT OF  AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT
CREDIT SCORE RANGE                             LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   ----------  ---------  ---------
499 or less ..............................           1   $     53,736       0.04%   $ 53,736      90.00%
500-519 ..................................           1         47,383       0.03      47,383      54.00
540-559 ..................................           2        203,078       0.14     101,539      74.02
560-579 ..................................           2         88,120       0.06      44,060      81.01
580-599 ..................................           3        192,319       0.14      64,106      76.89
600-619 ..................................           6        657,581       0.47     109,597      56.42
620-639 ..................................          22      2,044,551       1.46      92,934      79.49
640-659 ..................................          42      5,127,517       3.66     122,084      76.41
660-679 ..................................          61      7,086,511       5.05     116,172      69.11
680-699 ..................................         174     22,292,083      15.90     128,115      70.97
700-719 ..................................         195     27,195,251      19.39     139,463      68.72
720-739 ..................................         170     23,209,299      16.55     136,525      66.55
740-759 ..................................         128     17,353,670      12.37     135,576      65.87
760-779 ..................................         157     20,683,074      14.75     131,739      66.37
780-799 ..................................          84     10,275,728       7.33     122,330      67.37
800 or Greater ...........................          33      3,723,986       2.66     112,848      57.83
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......       1,081   $140,233,887     100.00%   $129,726      68.06%
                                             =========   ============   ========

         The minimum and maximum credit scores of the mortgage loans were 489 and 817, respectively, and the weighted average credit score of the mortgage loans was 725.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.

                                              OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
OCCUPANCY                                      LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Primary Residence ........................         641   $101,182,998      72.15%   $157,852        722      68.40%
Second/Vacation ..........................          21      2,689,057       1.92     128,050        745      57.06
Non Owner-occupied .......................         419     36,361,832      25.93      86,782        731      67.93
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,081   $140,233,887     100.00%   $129,726        725      68.06%
                                             =========   ============   ========

                                                      PURPOSE OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
LOAN PURPOSE                                   LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Purchase .................................         210   $ 23,819,308      16.99%   $113,425        735      76.62%
Rate/Term Refinance ......................         391     49,624,497      35.39     126,917        724      63.24
Equity Refinance .........................         480     66,790,082      47.63     139,146        722      68.59
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,081   $140,233,887     100.00%   $129,726        725      68.06%
                                             =========   ============   ========

                                             MORTGAGED PROPERTY TYPES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
PROPERTY TYPE                                  LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Single-family detached ...................         859   $108,365,092      77.27%   $126,153        724      68.35%
Planned Unit Developments (detached) .....          93     16,254,766      11.59     174,782        711      69.92
Two-to-four-family units .................          64      8,706,848       6.21     136,045        744      60.47
Condo Low-Rise (less than 5 stories) .....          53      5,259,897       3.75      99,243        745      67.51
Townhouse ................................           5        900,371       0.64     180,074        727      74.16
Condo High-Rise (9 stories or more) ......           3        363,052       0.26     121,017        715      73.32
Planned Unit Developments (attached) .....           3        355,136       0.25     118,379        730      69.36
Condo Mid-Rise (5 to 8 stories) ..........           1         28,724       0.02      28,724        738      40.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,081   $140,233,887     100.00%   $129,726        725      68.06%
                                             =========   ============   ========

                               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
STATE                                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Alaska ...................................           1   $     92,795       0.07%   $ 92,795        710      75.00%
Alabama ..................................          24      2,503,975       1.79     104,332        693      79.42
Arkansas .................................           2         76,036       0.05      38,018        691      81.34
Arizona ..................................          31      3,548,097       2.53     114,455        726      70.87
California ...............................         157     30,878,119      22.02     196,676        730      59.62
Colorado .................................          29      4,989,961       3.56     172,068        729      72.13
Connecticut ..............................          13      2,409,463       1.72     185,343        725      66.35
District of Columbia .....................           2        374,391       0.27     187,196        753      57.90
Florida ..................................          60      6,864,562       4.90     114,409        725      70.50
Georgia ..................................          23      2,940,916       2.10     127,866        719      74.71
Iowa .....................................           2        196,857       0.14      98,429        707      82.93
Idaho ....................................           5        500,279       0.36     100,056        745      72.70
Illinois .................................          38      5,072,544       3.62     133,488        738      70.19
Indiana ..................................          22      1,418,428       1.01      64,474        717      73.07
Kansas ...................................           6        570,412       0.41      95,069        703      68.12
Kentucky .................................          11        932,357       0.66      84,760        728      77.20
Louisiana ................................          12      1,095,216       0.78      91,268        727      71.71
Massachusetts ............................          12      1,708,812       1.22     142,401        719      56.73
Maryland .................................          31      4,213,220       3.00     135,910        716      64.76
Maine ....................................           2        371,964       0.27     185,982        706      77.22
Michigan .................................          36      4,116,168       2.94     114,338        741      62.88
Minnesota ................................          12      1,488,293       1.06     124,024        722      69.78
Missouri .................................          26      2,357,136       1.68      90,659        719      75.97
Mississippi ..............................           6        507,803       0.36      84,634        729      80.30
North Carolina ...........................          31      2,645,670       1.89      85,344        725      69.83
North Dakota .............................           1         71,416       0.05      71,416        748      61.00
Nebraska .................................           4        335,066       0.24      83,766        696      80.05
New Hampshire ............................           3        562,375       0.40     187,458        761      77.83
New Jersey ...............................          18      3,124,966       2.23     173,609        714      63.14
New Mexico ...............................           6        496,447       0.35      82,741        744      74.19
Nevada ...................................           9      1,242,903       0.89     138,100        692      74.65
New York .................................          29      5,732,844       4.09     197,684        726      61.50
Ohio .....................................          29      2,313,433       1.65      79,774        736      75.06
Oklahoma .................................          20      2,079,631       1.48     103,982        704      77.56
Oregon ...................................          16      2,235,309       1.59     139,707        706      73.84
Pennsylvania .............................          33      2,345,412       1.67      71,073        723      72.08
Rhode Island .............................           2        247,860       0.18     123,930        735      61.28
South Carolina ...........................          14      1,379,928       0.98      98,566        733      67.60
Tennessee ................................          19      1,990,520       1.42     104,764        713      71.09
Texas ....................................         195     22,264,352      15.88     114,176        722      72.91
Utah .....................................          11      1,552,152       1.11     141,105        738      69.06
Virginia .................................          46      5,300,524       3.78     115,229        726      65.72
Vermont ..................................           1        146,607       0.10     146,607        708      50.00
Washington ...............................          25      4,340,291       3.10     173,612        725      74.84
Wisconsin ................................           6        598,373       0.43      99,729        739      71.64
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,081   $140,233,887     100.00%   $129,726        725      68.06%
                                             =========   ============   ========

----------
No more than 0.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.7% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
DOCUMENTATION TYPE                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Full Documentation .......................         420   $ 42,314,361      30.17%   $100,748        723      72.35%
Reduced Documentation ....................         661     97,919,526      69.83     148,138        726      66.21
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,081   $140,233,887     100.00%   $129,726        725      68.06%
                                             =========   ============   ========

         No more than 24.8% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 4.1% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                                  MORTGAGE RATES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
MORTGAGE RATES (%)                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
4.250 - 4.374 ............................           1   $    235,084       0.17%   $235,084        735      43.00%
4.375 - 4.499 ............................           2        389,529       0.28     194,764        790      37.00
4.500 - 4.624 ............................           3        510,888       0.36     170,296        748      57.06
4.625 - 4.749 ............................           3        404,473       0.29     134,824        748      54.82
4.750 - 4.874 ............................           7      1,791,499       1.28     255,928        739      66.37
4.875 - 4.999 ............................          27      4,534,426       3.23     167,942        745      65.67
5.000 - 5.124 ............................          32      5,255,281       3.75     164,228        743      65.63
5.125 - 5.249 ............................          82     13,171,150       9.39     160,624        730      65.66
5.250 - 5.374 ............................         121     18,929,774      13.50     156,444        727      66.69
5.375 - 5.499 ............................         154     22,972,726      16.38     149,174        728      69.18
5.500 - 5.624 ............................         144     20,301,508      14.48     140,983        722      67.87
5.625 - 5.749 ............................          97     11,984,035       8.55     123,547        712      67.55
5.750 - 5.874 ............................         109     13,465,402       9.60     123,536        727      66.68
5.875 - 5.999 ............................          95     10,779,032       7.69     113,463        723      71.98
6.000 - 6.124 ............................          71      6,112,031       4.36      86,085        718      71.22
6.125 - 6.249 ............................          41      3,834,035       2.73      93,513        709      72.59
6.250 - 6.374 ............................          41      2,871,562       2.05      70,038        712      74.26
6.375 - 6.499 ............................          23      1,185,952       0.85      51,563        685      77.02
6.500 - 6.624 ............................          17        941,170       0.67      55,363        689      76.97
6.625 - 6.749 ............................           1         57,512       0.04      57,512        720      60.00
6.750 - 6.874 ............................           6        308,682       0.22      51,447        683      69.25
7.125 - 7.249 ............................           3        157,966       0.11      52,655        676      75.00
7.500 - 7.624 ............................           1         40,172       0.03      40,172        739      56.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,081   $140,233,887     100.00%   $129,726        725      68.06%
                                             =========   ============   ========


      As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 5.4883% per annum.

                                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
NET MORTGAGE RATE (%)                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
3.970 ....................................           1   $    235,084       0.17%   $235,084        735      43.00%
4.095 ....................................           2        389,529       0.28     194,764        790      37.00
4.220 ....................................           3        510,888       0.36     170,296        748      57.06
4.345 ....................................           3        404,473       0.29     134,824        748      54.82
4.470 ....................................           7      1,791,499       1.28     255,928        739      66.37
4.595 ....................................          27      4,534,426       3.23     167,942        745      65.67
4.720 ....................................          32      5,255,281       3.75     164,228        743      65.63
4.845 ....................................          82     13,171,150       9.39     160,624        730      65.66
4.970 ....................................         121     18,929,774      13.50     156,444        727      66.69
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         278   $ 45,222,103      32.25%   $162,669        733      65.56%
                                             =========   ============   ========

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.593339971%.


                                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
100,000 or less ..........................         467   $ 28,440,661      20.28%   $ 60,901        724      68.44%
100,001 to 200,000 .......................         426     56,595,947      40.36     132,854        722      68.23
200,001 to 300,000 .......................         114     26,447,344      18.86     231,994        728      66.20
300,001 to 400,000 .......................          44     14,227,905      10.15     323,361        724      68.40
400,001 to 500,000 .......................          16      6,848,476       4.88     428,030        739      71.54
500,001 to 600,000 .......................           9      4,706,406       3.36     522,934        728      72.98
600,001 to 700,000 .......................           5      2,967,149       2.12     593,430        725      60.24
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,081   $140,233,887     100.00%   $129,726        725      68.06%
                                             =========   ============   ========


                                   ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                               WEIGHTED
                                             NUMBER OF                  PERCENT OF  AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT
ORIGINAL LTV RATIO (%)                         LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   ----------  ---------  --------
50.00 or less ............................         166   $ 21,456,464      15.30%   $129,256        737
50.01 - 55.00 ............................          51      7,590,371       5.41     148,831        728
55.01 - 60.00 ............................          82     10,188,591       7.27     124,251        733
60.01 - 65.00 ............................          75      9,197,365       6.56     122,632        722
65.01 - 70.00 ............................         129     18,034,797      12.86     139,805        722
70.01 - 75.00 ............................         142     18,621,103      13.28     131,135        724
75.01 - 80.00 ............................         327     43,653,827      31.13     133,498        724
80.01 - 85.00 ............................          33      3,706,963       2.64     112,332        702
85.01 - 90.00 ............................          53      5,472,061       3.90     103,246        707
90.01 - 95.00 ............................          23      2,312,344       1.65     100,537        699
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......       1,081   $140,233,887     100.00%   $129,726        725
                                             =========   ============   ========


         The weighted average LTV ratio at origination of the mortgage loans was approximately 68.06%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

                       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                           ----------------------------------------------------
                                                             0%        50%       100%        150%         200%
                                                           ------   --------   --------   ----------    -------
DISTRIBUTION DATE
-----------------
March 2005.............................................     100%       100%      100%        100%         100%
March 2006.............................................      95         86        78          69           61
March 2007.............................................      89         74        60          48           37
March 2008.............................................      84         63        46          33           22
March 2009.............................................      78         53        35          22           13
March 2010.............................................      71         45        26          15            8
March 2011.............................................      65         37        20          10            4
March 2012.............................................      58         30        14           6            3
March 2013.............................................      50         24        10           4            1
March 2014.............................................      43         18         7           3            1
March 2015.............................................      35         13         5           1            *
March 2016.............................................      26          9         3           1            *
March 2017.............................................      17          5         2           *            *
March 2018.............................................       7          2         1           *            *
March 2019.............................................       0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........      7.70      5.12       3.58         2.62         1.99

------------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on March 31, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                                 ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       -----------------
Aggregate principal balance ....................        $45,222,103.33        $95,011,783.57
Weighted average mortgage rate .................          5.1003330015%         5.6730000000%
Weighted average servicing fee rate.............         0.28000000000%         0.3300000000%
Weighted average original term to maturity
(months) .......................................                   178                   179
Weighted average remaining term
to maturity (months) ...........................                   165                   165

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                                              PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%              50%             100%            150%              200%
------------------------------      ---------        ----------       --------        ---------       -----------
$1,224,906....................        3.855%           6.072%          9.000%          12.610%          16.914%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                          AT DECEMBER 31, 1999   AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  92,149   $10,513,716   104,820   $12,512,690   101,210   $12,635,058   99,386   $12,962,473
Period of Delinquency
30 to 59 days ...........   1,602       192,517     2,082       244,557     2,324       289,263    2,147       280,302
60 to 89 days ...........     236        28,610       372        44,459       477        64,448      488        63,986
90 days or more(2) ......     307        35,045       409        44,171       516        62,039      644        84,033
Foreclosures Pending ....     273        32,685       446        55,203       602        81,640      769       102,671
                           ------   -----------   -------   -----------   -------   -----------   ------   -----------
Total Delinquent Loans ..   2,418   $   288,858     3,309   $   388,390     3,919   $   497,389    4,048   $   530,992
                           ======   ===========   =======   ===========   =======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.624%        2.747%    3.157%        3.104%    3.872%        3.937%   4.073%        4.096%

[TABLE CONTINUED]
                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)
Total Loan Portfolio .... 101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days ...........   2,182       284,482     2,032       282,672
60 to 89 days ...........     526        70,816       409        51,071
90 days or more(2) ......     696        94,223       555        70,963
Foreclosures Pending ....     787       103,707       747        88,396
                          -------   -----------   -------   -----------
Total Delinquent Loans ..   4,191   $   553,228     3,743   $   493,102
                          =======   ===========   =======   ===========
Percent of Loan
Portfolio ...............   4.145%        3.919%    3.524%        3.147%

----------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.



                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  37,066   $ 5,021,100    44,520   $ 6,234,461    45,103   $ 6,477,882   45,867   $ 6,776,784
Period of Delinquency
30 to 59 days ...........     573        83,679       742       104,823       901       131,032      893       131,270
60 to 89 days ...........      65        11,033       118        17,904       185        29,788      216        33,636
90 days or more(2) ......      77        13,377       123        17,598       165        27,231      206        37,139
Foreclosures Pending ....      80        12,263       113        19,378       198        34,074      251        41,335
                           ------   -----------    ------   -----------    ------   -----------   ------   -----------
Total Delinquent Loans ..     795   $   120,353     1,096   $   159,703     1,449   $   222,125    1,566   $   243,380
                           ======   ===========    ======   ===========    ======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.145%        2.397%    2.462%        2.562%    3.213%        3.429%   3.414%        3.591%

[TABLE CONTINUED]
                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)
Total Loan Portfolio ....  51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ...........     934       142,682       946       161,218
60 to 89 days ...........     216        35,031       186        26,348
90 days or more(2) ......     258        43,618       225        34,430
Foreclosures Pending ....     279        44,333       268        42,461
                           ------   -----------    ------   -----------
Total Delinquent Loans ..   1,687   $   265,664     1,625   $   264,457
                           ======   ===========    ======   ===========
Percent of Loan
Portfolio ...............   3.255%        3.291%    2.888%        2.877%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:24:57                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS6(POOL # 4844) STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4844
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HTG4   150,488,000.00 135,651,087.10     5.000000  %  1,569,845.96
A-P     76110HTH2     1,767,477.22   1,642,710.74     0.000000  %     21,993.69
A-V     76110HTJ8             0.00           0.00     0.232642  %          0.00
R       76110HTK5           100.00           0.00     5.000000  %          0.00
M-1     76110HTL3     2,817,200.00   2,721,051.84     5.000000  %     11,016.11
M-2     76110HTM1       313,000.00     302,317.63     5.000000  %      1,223.93
M-3     76110HTN9       469,500.00     453,476.44     5.000000  %      1,835.88
B-1     76110HTP4       234,800.00     226,786.52     5.000000  %        918.14
B-2     76110HTQ2       156,500.00     151,158.81     5.000000  %        611.96
B-3     76110HTR0       234,740.86     226,729.39     5.000000  %        917.90

-------------------------------------------------------------------------------
                  156,481,318.08   141,375,318.47                  1,608,363.57
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       565,212.86  2,135,058.82            0.00       0.00    134,081,241.14
A-P             0.00     21,993.69            0.00       0.00      1,620,717.05
A-V        27,408.21     27,408.21            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        11,337.72     22,353.83            0.00       0.00      2,710,035.73
M-2         1,259.66      2,483.59            0.00       0.00        301,093.70
M-3         1,889.49      3,725.37            0.00       0.00        451,640.56
B-1           944.94      1,863.08            0.00       0.00        225,868.38
B-2           629.83      1,241.79            0.00       0.00        150,546.85
B-3           944.71      1,862.61            0.00       0.00        225,811.49

-------------------------------------------------------------------------------
          609,627.42  2,217,990.99            0.00       0.00    139,766,954.90
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     901.408000   10.431702     3.755867    14.187569   0.000000  890.976298
A-P     929.409852   12.443549     0.000000    12.443549   0.000000  916.966303
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     965.871021    3.910305     4.024464     7.934769   0.000000  961.960716
M-2     965.871004    3.910288     4.024473     7.934761   0.000000  961.960716
M-3     965.871025    3.910309     4.024473     7.934782   0.000000  961.960716
B-1     965.871023    3.910307     4.024446     7.934753   0.000000  961.960716
B-2     965.871004    3.910288     4.024473     7.934761   0.000000  961.960716
B-3     965.871027    3.910312     4.024480     7.934792   0.000000  961.960715

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS6 (POOL #  4844)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4844
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       29,409.70
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,808.59

SUBSERVICER ADVANCES THIS MONTH                                       12,158.62
MASTER SERVICER ADVANCES THIS MONTH                                      397.24


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    10   1,341,131.36

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      56,234.69


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                         72,298.36

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     139,766,954.90

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,077

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  46,900.53

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,035,634.16

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.07904900 %     2.48821300 %    0.42770880 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.05746800 %     2.47753125 %    0.43593420 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            3,520,830.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,564,813.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.48754981
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              165.00

POOL TRADING FACTOR:                                                89.31862066